Exhibit 99.6

              REAL ESTATE PURCHASE AGREEMENT


This Real Estate Purchase Agreement ("Agreement") is made and entered into as of September 29, 1999, by and between Pittsfield Mold & Tool, Inc. (referred to as "Purchaser"), and the Kirchner Family Nominee Trust, Henry A. Kirchner and Barbara J. Kirchner, Trustees, under Declaration of Trust dated February 6, 1996 and recorded with the Beckshire County (Middle District) Registry of Deeds in Book 910, Page 800 (referred to as "Seller"), relating to the real property known as 10 BETNR Industrial Drive, Pittsfield, Massachusetts 01201, and more particularly described on Schedule A, attached hereto and incorporated herein ("Real Property"), and each of the assets and other items of personal property listed on Schedule B, attached hereto and incorporated herein ("Personal Property") (together, the "Property").

1.  The purchase price shall be $3,125,000 payable at Closing.

2. The Real Property includes the land, all buildings and fixtures, and all appurtenant rights, privileges and easements.

3. Seller represents, warrants and covenants to Purchaser and United Shields Corporation ("USC") that: (i) as currently used or contemplated to be used by Purchaser, the Real Property conforms in all respects with applicable zoning requirements, (ii) the improvements constructed on the Real Property have been fully and satisfactorily completed, and, in addition, the improvements located thereon are in compliance with all applicable laws, ordinances, rules, regulations, zoning and building codes and building permits, the roofs are free from leaks, the basements, if any, are free from leaks and flooding, that the electrical, plumbing, heating, air-conditioning equipment and systems and security equipment are in good condition and working order and in compliance with the applicable codes of all governmental authorities and the guidelines of appropriate boards of fire insurance underwriters and the improvements on the Real Property are structurally sound, (iii) the Property is free from any and all actual or threatened city, county and state orders or proceedings, and that there is no pending or threatened litigation, arbitration or other dispute relating to the Property,
(iv) Seller has obtained all Certificates of Occupancy, if required, and other permits required to evidence the lawful use and enjoyment of the property, (v) there are no leases or contracts affecting the Property, (vi) the Property is serviced by water, gas, electric, sewer and all other necessary utilities, the utility lines which service the Property enter the Property from public streets or through valid easements, no utility lines servicing the Property encroach on abutting properties, no utility lines servicing abutting properties encroach on the Property, and separate meters for all utilities serving the Property are located on and meter only the utilities used within the Property, (vii) Seller shall deliver to Purchaser and to Purchaser's title insurance company, if any, at the Closing, master and supporting statutory affidavits of all contractors, suppliers and materialmen performing labor or providing supplies, material or equipment in connection with work done on or for the benefit of the Property within 75 days of the date of Closing, said affidavits to show that all such contractors, suppliers and materialmen have been paid in full in lieu thereof or in addition thereto, at Purchaser's option, Seller shall deliver to Purchaser and to Purchaser's title insurance company, if any, an ALTA title affidavit or certificate stating in substance that, among other things, no work has been done on the Property and no supplies, material or equipment have been furbished for use at or incorporated into the Property for which mechanic's or other liens could be asserted against the Property, and (viii) (a) to the best of the Seller's knowledge, there has not been a release or a disposal, or any event at, on or in connection with the Property which would be deemed a release or a disposal, of Hazardous Material (as defined below), and the Property is not in violation of any Environmental Law (as defined below), (b) neither Seller nor, to the best of the knowledge of Seller, any third party has used, generated, stored, or disposed of on, under or about the Property, or transported to or from it, any Hazardous Materials other than materials commonly used or stored, in accordance with all Environmental Laws at similar properties, (c) Seller has received no notice from any governmental agency of any investigation or proceeding by such agency concerning the presence or alleged presence of Hazardous Materials on the Property, (d) there are no underground storage tanks or associated product piping systems at the Property, and the Property does not include any "fill" or any area which is or has been used as a garbage or rubbish disposal site, and (e) that no portion of the Property constitutes governmentally protected "wetlands" and no portion of the Property is located in a flood hazard area.

The term "Environmental Law" includes any federal, state or local law, ordinance, or regulation pertaining to the health, industrial hygiene, waste disposal, or the environment, including, without limitation, the Comprehensive Environmental Response, Liability and Compensation Act, 42 U.S.C. Section 9601 et seg., the federal Superfund Amendments and Reauthorization Act and other so-called "Superfund" or "Superlien" laws, the federal Resource Conservation and Recovery Act, the federal Clean Air Act, the federal Water Pollution Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Pesticide Act, the federal Toxic Substances Control Act, the federal Safe Drinking Water Act, the federal Hazardous Materials Transportation Act, and any amendments thereto and regulations adopted and publications promulgated pursuant thereto, and any other federal, state, or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability for Hazardous Materials. The term "Hazardous Materials" includes without limitation oil and petroleum products and derivatives thereof, asbestos (friable or otherwise), polychlorinated biphenyls ("PCB"s), radon gas, urea formaldehyde, lead, flammable explosives, hydrocarbons, radioactive materials, and any hazardous, toxic or dangerous substance, waste or material or any solid waste, pollutant or contaminant, including, without limitation, any hazardous, toxic or dangerous substance, waste or material or any solid waste, pollutant or contaminant classified as such under any Environmental Law.

Seller further represents, warrants and covenants to Purchaser and USC that the Personal Property includes any and all items owned by Seller which are or may be required and/or used in connection with the business of Purchaser as currently conducted or as contemplated by Purchaser.

4. This Agreement is contingent upon each of the following (unless Purchaser waives in writing all unsatisfied contingencies), and Purchaser may terminate this Agreement by written notice to Seller if any contingency is unsatisfied:

(a) A survey, if Purchaser chooses to obtain one, at Purchaser's expense, showing that there are no encroachments, that the improvements on the Property are within the lot lines and conform to applicable setback requirements, and that the size and shape of the Property and such other relevant matters as Purchaser may reasonably require are acceptable.

(b) Purchaser's approval, in its sole judgement, of the condition of title to the Property (including without limitation, approval of all easements, restrictions, and other matters of record relating to or which affect the Property), the assessments against and the zoning of the Property, and all other restrictions and conditions on the development and use of the Property.

(c) All of the Seller's representations and warranties set forth in this Agreement being true and correct when made and at all times thereafter at and through the date of Closing.

(d) Inspections, to be made at Purchaser's option and expense, showing to Purchaser's satisfaction that the building improvements, the heating and air conditioning units, the plumbing, electrical and security systems and all other systems on the Property are in good condition and in good working order, that the improvements on the Property are not infested or previously damaged by termites or other wood-destroying pests, that the roofs are in good condition and repair, that there are no structural or other defects adversely affecting said improvements and that the Property is otherwise in good condition and repair.

(e) The simultaneous purchase by USC of all of the outstanding shares of Purchaser pursuant to that certain Stock Purchase Agreement, dated August 27, 1999, by and between USC, Seller, The Henry A. Kirchner Revocable Trust, Henry A. Kirchner and Barbara
J. Kirchner, Trustees, dated February 6, 1996, The Barbara J. Kirchner Revocable Trust, Barbara J. Kirchner and Henry A. Kirchner, Trustees dated February 6, 1996, Henry A. Kirchner and Barbara J. Kirchner.

5. Marketable and insurable title to the Property shall be conveyed to Purchaser by recordable deed of a type customarily used in commercial real estate transactions in Pittsfield, Massachusetts, in fee simple absolute, with release of dower (with respect to the Real Property), and a warranty bill of sale (with respect to the Personal Property) at the Closing, free and clear of all liens and encumbrances as of the date of the Closing, subject only to those items approved by Purchaser in accordance with Sections 4(a) and 4(b). Transfer taxes shall be paid by Seller.

6. All real property taxes and installments of assessments, if any, shall be prorated as of the date of Closing based upon the most recent tax bill. After such proration is made, Purchaser shall be responsible for paying taxes and assessments as they come due.

7. Risk of loss to the Property shall be borne by Seller until Closing, and seller shall, until such time, keep the Property insured to its full replacement value against loss by fire or other casualty. If said Property is damaged or destroyed by fire, or other casualty prior to Closing, the Purchaser may (a) elect to proceed with the transaction, in which event the Purchaser shall be entitled to all insurance money payable to the Seller as compensation for such damage or destruction under any and all policies of insurance covering the Property so damaged or destroyed, or (b) elect to terminate this Agreement. If the Purchaser elects to rescind the Agreement, Purchaser shall so notify the Seller in writing within thirty days after the Purchaser receives written notice of such damage or destruction and relevant information as to the insurance coverage.

8. Seller shall deliver possession and occupancy of the Property to Purchaser upon or before the Closing. Seller shall be solely responsible for the payment of all utility bills and other expenses attributable to the period of Seller's occupancy of the premises.

9. Seller agrees that, upon Closing, the Property shall be in the same condition as on the date of this offer, reasonable wear and tear not impairing functionality excepted.

10. This Agreement shall constitute the entire agreement of the parties, and no oral or implied agreements or understanding shall vary the terms of this Agreement.

11. All capitalized terms not defined herein shall have the meaning ascribed to them in the Stock Purchase Agreement.

12. Time is the essence of each provision of this agreement. This Agreement is governed by the law of the Commonwealth of Massachusetts.

This Agreement has been executed as of the date first above written.

KIRCHNER FAMILY NOMINEE TRUST


By: /s/ Henry A. Kirchner
   Henry A. Kirchner, Trustee


By: /s/ Barbara J. Kirchner
   Barbara J. Kirchner, Trustee



PITTSFIELD MOLD & TOOL, INC.

By:/s/Donald T. Zimmerman, Jr.
   Donald T. Zimmerman, Jr.

Its: President